SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2007

GSE Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-26494	52-1868008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7133 Rutherford Rd., Suite 200, Baltimore, MD	21244
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(410) 277-3740

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement

On June 15, 2007, GSE Systems, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected institutional investors (each an “Investor” and collectively, the “Investors”). Pursuant to the terms of the Securities Purchase Agreement, the Company has agreed to sell in a private placement a total of 1,666,667 shares (the “Shares”) of its common stock, $0.01 par value per share (the “Common Stock”), for aggregate gross proceeds of $10,000,000. The transaction is expected to close on or before June 22, 2007 (the “Closing Date”), subject to the satisfaction of customary closing conditions, including the approval of the American Stock Exchange. The funds are expected to be used to pay down the outstanding borrowings under our line of credit with Laurus Master Fund, Ltd (as required by the terms thereof) and for working capital purposes.

As part of the transaction, the Investors will receive, for no additional consideration, warrants to purchase 166,667 shares (the “Warrant Shares”) of Common Stock at an exercise price of $6.00 per share (the “Warrants”). The Warrants are immediately exercisable and expire on the date that is five years after the Closing Date.

The Company and the Investors also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) providing for the filing of a Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Shares and Warrant Shares. The Company will be obligated to use its commercially reasonable efforts to (i) file the Registration Statement within 60 days of the Closing Date, (ii) file a request for acceleration of the effectiveness of the Registration Statement within five trading days after the Company has been advised that the Registration Statement will not be “reviewed,” or not subject to further review, (iii) prior to the effective date of the Registration Statement, file a pre-effective amendment and otherwise respond in writing to comments made by the Commission within 15 calendar days after the receipt, (iv) cause the Registration Statement to be declared effective no later 120 day after the Closing Date, (v) after its effective date, cause the Registration Statement to remain continuously effective as to all Shares and Warrant Shares, other than for an aggregate of more than 30 consecutive trading days or for more than an aggregate of 60 trading days in any 12-month period. In the event of a default of any of the foregoing obligations, the Company will be required to issue to the Investors, as liquidated damages, on the date the foregoing default occurs and each monthly anniversary thereafter, a number of warrants (on the same terms as the Warrants) equal to 2% of the number of Shares then held by such Investor, not to exceed 10% of the total number of Shares then held by such Investor, and thereafter cash, in an amount equal to 2% of the aggregate purchase price paid by the Investors, not to exceed 30% of the aggregate purchase price paid by the Investors.

In connection with the transaction, the Company will pay Roth Capital Partners, LLC, the placement agent, a fee of $600,000 and will reimburse the placement agent for expenses.

As a condition to the consummation of the transaction, the Company received a waiver (the “Waiver”) from the Company’s lender, Laurus Master Fund, Ltd. (“Laurus”) from certain provisions of the security agreement and other related agreements between the Company and Laurus that could have prohibited the transactions contemplated by the Securities Purchase Agreement.

The terms of the Securities Purchase Agreement, Warrants, Registration Rights Agreement and Wavier are incorporated herein by reference and each such agreement is filed as an exhibit hereto and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As set forth in Item 1.01 above, on the Closing Date, the Company will issue to the Investors 1,666,667 shares of Common Stock and warrants to purchase 166,667 shares of Common Stock. The information regarding the Securities Purchase Agreement, Warrants, and Registration Rights Agreement in Item 1.01 is incorporated herein by reference and each such agreement is filed as an exhibit hereto and is incorporated herein by reference.

Each of the Investors is an “accredited investor” as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), and the securities were sold to it in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	Securities Purchase Agreement, dated as of June 15, 2007 by and between GSE Systems, Inc. and each of the Investors.
10.2	Form of Warrant to be issued by GSE Systems, Inc. to each of the Investors.
10.3	Registration Rights Agreement, dated as of June 15, 2007 by and between GSE Systems, Inc. and each of the Investors
10.4	Consent and Waiver, dated as of June 15, 2007, among and among GSE Systems, Inc., GSE Power Systems, Inc. and Laurus Master Fund, Ltd.
99	Press Release, dated June 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2007	GSE SYSTEMS, INC.

	By:	/s/ Jeffery G. Hough
Name: Jeffery G. Hough Title: Chief Financial Officer and Sr. Vice President

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